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TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Distribution Date of October 15, 2001 for the Collection Period August 1, 2001 through September 30, 2001

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,455,000,000.00		$382,500,000.00	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,500,000,001.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			3.470%	3.770%	4.4749%	4.720%
Final Scheduled Payment Date			September 16, 2002	July 15, 2004	December 15, 2005	September 15, 2008
Number of Contracts	104,437
Weighted Average A.P.R.	8.55%
Weighted Average Remaining Term	50.65	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,455,000,000.00		$382,500,000.00	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,500,000,001.00
Securities Pool Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Number of Contracts	104,437
Weighted Average A.P.R.	8.55%
Weighted Average Remaining Term	50.65	months
Precompute and Simple Interest Advances	298,737.29
Payahead Account Balance	944,423.40
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,348,745,233.26		$276,245,233.26	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,393,745,234.26
Securities Pool Factor	0.92697267		0.72220976	1.00000000	1.00000000	1.00000000
Number of Contracts	100,845
Weighted Average A.P.R.	8.56%
Weighted Average Remaining Term	49.11	months
Precompute and Simple Interest Advances	$2,701,657.01
Payahead Account Balance	$800,643.36
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Account
Initial Deposit Amount	$0.00
Specified Reserve Account Percentage	0.00%
Specified Reserve Account Amount	$0.00
Specified Reserve Account Percentage (if Condition i or ii met)	5.50%
Specified Reserve Account Amount (if Condition i or ii met)	$74,180,987.83
Beginning Balance	$0.00
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Account	$16,405,839.35
Reserve Account Balance Prior to Release	$16,405,839.35

Reserve Account Required Amount	$0.00
Reserve Account Release to Seller	$16,405,839.35
Ending Reserve Account Balance	$0.00

Revolving Liquidity Note
Total Amount Available	$7,500,000.00
Beginning of Period Balance	$0.00
Draws	$0.00
Reimbursements	$0.00

End of Period Balance	$0.00
Current Period Undrawn Amount	$7,500,000.00

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	5

Gross Principal Balance of Liquidated Receivables		$63,532.47
Net Liquidation Proceeds Received During the Collection Period		$(52,821.00)
Recoveries on Previously Liquidated Contracts		$0.00

Aggregate Credit Losses for the Collection Period		$10,711.47

Cumulative Credit Losses for all Periods	5	$10,711.47

Repossessed in Current Period	25

Annualized Average Charge-Off Rate
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:
Second Preceding Collection Period	0.00%
First Preceding Collection Period	0.00%
Current Collection Period	0.01%
Condition (i) (Charge-off Rate)
Three Month Average	0.00%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	0.83%	834	0.76%	$10,661,822.52
61-90 Days Delinquent	0.09%	93	0.09%	$1,291,560.70
Over 90 Days Delinquent	0.00%	0	0.00%	$0.00

Total Delinquencies		927		$11,953,383.22

Repossessed Vehicle Inventory		23*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.00%
First Preceding Collection Period				0.00%
Current Collection Period				0.09%
Condition (ii) (Delinquency Percentage)
Three Month Average				0.03%
Delinquency Percentage Indicator (> 1.25%)				condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Distribution Date of October 15, 2001 for the Collection Period August 1, 2001 through September 30, 2001

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Collections
Principal Payments Received	$106,191,234.38
Interest Payments Received	$20,385,544.33
Net Precomputed Payahead Amount	$143,780.04
Aggregate Net Liquidation Proceeds Received	$52,821.00
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$126,773,379.75
Net Simple Interest Advance Amount	$2,204,687.11
Net Precomputed Advance Amount	$198,232.61

Total Available Amount	$129,176,299.47
Amounts Due
Servicing Fee	$2,449,901.08
Accrued and Unpaid Interest	$4,065,792.30
Principal	$106,254,766.74
Reserve Fund	$16,405,839.35

Total Amount Due	$129,176,299.47
Actual Distributions
Servicing Fee	$2,449,901.08
Interest	$4,065,792.30	$921,718.75	$1,209,541.67	$1,215,059.65	$719,472.23
Principal	$106,254,766.74	$106,254,766.74	$0.00	$0.00	$0.00
Reserve Fund	$16,405,839.35

Total Amount Distributed	$129,176,299.47	$107,176,485.49	$1,209,541.67	$1,215,059.65	$719,472.23

Monthly Information by Type of Loan

Precomputed Contracts
Scheduled Principal Collections		$4,220,760.89
Prepayments in Full	261 contracts	$1,730,726.02
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$6,369,296.50
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$198,232.61
Payahead Account—Payments Applied		$143,780.04
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$55,144,284.51
Prepayments in Full	3326 contracts	$45,095,462.96
Collected Interest		$19,967,734.74
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$2,204,687.11

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Payment Date of October 15, 2001 for the Collection Period of August 1 through September 30, 2001

		Class A3 Balance
Note Rates for October 15, 2001 Payment Date
One Month LIBOR		3.05750%
Spread		0.07000%

Note Rates:		3.12750%
Number of Days in Interest Period (Days)		25
Interest Payments
Interest Calculation for Current Interest Period At Certificate Payment Date:		849,203.13
Due to Swap Counterparty (Swap Payments Outgoing)		1,215,059.65
Paid to Swap Counterparty (Swap Payments Outgoing)		1,215,059.65
Proration %	0.00%
Interest Due to Noteholders (Swap Payments Incoming)		849,203.13
Interest Payment to Noteholders (Swap Payments Incoming)		849,203.13
Net Swap Payment due to / (received by) Swap Counterparty		(365,856.52)
Principal Payments
Principal Payment due to Investors		—
Ending Notional Balance		391,000,000.00
Swap Termination Payment		N/A
Note Rates for November 15, 2001 Payment Date
One Month LIBOR		2.52500%
Spread		0.07000%

Note Rates:		2.59500%
Number of Days in Interest Period (Days)		31

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust Distribution Date of October 15, 2001 for the Collection Period August 1, 2001 through September 30, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust Distribution Date of October 15, 2001 for the Collection Period August 1, 2001 through September 30, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust Payment Date of October 15, 2001 for the Collection Period of August 1 through September 30, 2001